EXHIBIT 23.2

Consent of Independent Auditor

We consent to the use of our report dated March 29, 2021, on the financial statements of Novo Group, Inc. for the year ended December 31, 2020, included herein on the registration statement of Recruiter.com Group, Inc. on Form S-1.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

 /s/ Chortek LLP

Chortek LLP

Waukesha, Wisconsin

December 17, 2021